HOME EQUITY LOAN-BACKED TERM NOTES, GMACM SERIES 2000-HE4 CLASS A-1
                             PAYMENT DATE 09/25/2001
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SERVICING CERTIFICATE
Beginning Pool Balance                                            268,296,181.14
Beginning PFA                                                               0.00
Ending Pool Balance                                               270,269,024.84
Ending PFA Balance                                                             -
Principal Collections                                              13,567,846.96
Principal Draws                                                     7,453,495.02
Net Principal Collections                                                      -
Active Loan Count                                                         11,655

Current Month Repurchases - Units                                           3.00
Current Month Repurchases - Dollars                                   101,226.89


Interest Collections                                                1,859,283.45

Weighted Average Net Loan Rate                                          7.73373%
Substitution Adjustment Amount                                              0.00

Note Rate                                                               3.79000%

TERM NOTES                                                          AMOUNT          FACTOR
----------                                                          ------          ------
Beginning Balance                                                 272,716,000.00     1.0000000
Ending Balance                                                    272,716,000.00     1.0000000
Principal                                                                      -     0.0000000
Interest                                                              832,617.10     3.0530556
Interest Shortfall                                                          0.00     0.0000000
Security Percentage                                                      100.00%

VARIABLE FUNDING NOTES                                              AMOUNT
----------------------                                              ------
Beginning Balance                                                           0.00
Ending Balance                                                              0.00
Principal                                                                   0.00
Interest                                                                    0.00
Interest Shortfall                                                          0.00
Security Percentage                                                        0.00%


CERTIFICATES                                                          871,399.96



Beginning Overcollateralization Amount                              4,263,092.85
Overcollateralization Amount Increase (Decrease)                        8,646.26
Outstanding Overcollateralization Amount                            4,271,739.11
Overcollateralization Target Amount                                 4,271,739.11

Credit Enhancement Draw Amount                                              0.00
Unreimbursed Prior Draws                                                    0.00


                                                                                    NUMBER      PERCENT
                                                                         BALANCE   OF LOANS    OF BALANCE
Delinquent Loans (30 Days)                                          1,702,787.07      66         0.63%
Delinquent Loans (60 Days)                                            414,735.57      17         0.15%
Delinquent Loans (90 Days) (*)                                        206,932.56       8         0.08%
Delinquent Loans (120 Days) (*)                                       425,703.57      13         0.16%
Delinquent Loans (150 Days) (*)                                        45,753.10       3         0.02%
Delinquent Loans (180 + Days) (*)                                     180,999.11       5         0.07%
Foreclosed Loans                                                      172,643.11       6         0.06%
REO                                                                         0.00       0         0.00%

(*) 90+ Figures Include Foreclosures, REO and Bankruptcies

                                                               LIQUIDATION TO-DATE
Beginning Loss Amount                                                  84,670.42
Current Month Loss Amount                                             116,169.04
Current Month Recoveries                                                    0.00
Net Ending Loss Amount                                                200,839.46

                                                                SPECIAL HAZARD       FRAUD     BANKRUPTCY
Beginning Amount                                                            0.00          0.00       0.00
Current Month Loss Amount                                                   0.00          0.00       0.00
Ending Amount                                                                  -             -          -

Liquidation Loss Distribution Amounts                                       0.00
Extraordinary Event Losses                                                  0.00
Excess Loss Amounts                                                         0.00

CAPITALIZED INTEREST ACCOUNT
Beginning Balance                                                           0.00
Withdraw relating to Collection Period                                      0.00
Interest Earned (Zero, Paid to Funding Account)                             0.00
Total Ending Capitalized Interest Account Balance as of Payment Date        0.00
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                       0.00

FUNDING ACCOUNT
Beginning Funding Account Balance                                   8,682,911.71
Deposit to Funding Account                                          6,239,167.24
Payment for Additional Purchases                                   (8,203,364.68)
Ending Funding Account Balance as of Payment Date                   6,718,714.27
Interest earned for Collection Period                                   1,365.78
Interest withdrawn related to prior Collection Period                   1,173.20

PREFUNDING ACCOUNT
Beginning Balance                                                           0.00
Additional Purchases during Revolving Period                                0.00
Excess of Draws over Principal Collections                                  0.00
Total Ending Balance as of Payment Date                                     0.00
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                       0.00

RESERVE ACCOUNT
Beginning Balance                                                           0.00
Deposits to Reserve Account for current Payment Date                        0.00
Withdrawals from Reserve Account for current Payment Date                   0.00
Total Ending Reserve Account Balance as of current Payment Date             0.00
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                       0.00

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